Exhibit 99.1

Newfield Exploration Reports Second Quarter 2015 Results

  2Q15 net domestic production met upper end of guidance
  Domestic oil production increased 12% over prior quarter; Company oil production increased 23% over prior quarter
  Cash flow and adjusted 2Q15 diluted earnings per share of $0.46 topped consensus estimates
  Newfield increased full-year 2015 capital budget by $200 million, attributed to ~20,000 additional acres in the Anadarko Basin, accelerated STACK completion schedule and quickening drilling pace
  Full-year 2015 net domestic production forecast raised to 48.5 – 50 MMBOE; consolidated net production raised to 53.5 – 55.0 MMBOE
  4Q15 estimated Anadarko Basin net production raised approximately 0.3 MMBOE over beginning of the year estimate
  STACK SXL completed well costs decline to $7.9 million, down from $8.5 million in 1Q15
  STACK wells being drilled to total depth in 12 – 16 days
  Company reported improved average production rates from recent STACK wells
  Hedges expected to contribute cash flows of approximately $490 million in 2015 and $250 million in 2016, at July 31 strip prices
The Woodlands, Texas – August 4, 2015 – Newfield Exploration Company (NYSE: NFX) today provided a detailed operational update on its STACK drilling program in the Anadarko Basin. In addition, Newfield reported its unaudited second quarter 2015 financial results. Newfield provided an updated @NFX publication on its website and plans to host a conference call at 8:00 a.m. CDT on August 5, 2015. To listen to the call and to view the slide deck, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial 785-830-1997 and enter conference code 9266678.

“At mid-year, we are firing on all cylinders,” said Lee K. Boothby, Newfield Chairman, President and CEO. “Although the backdrop of low oil prices is presenting very challenging issues for industry, our business plan and strong balance sheet continue to differentiate Newfield in the current environment. Our team is driving down costs, improving margins and realizing efficiencies and attractive returns in the Anadarko Basin.  Furthermore, we are well hedged for 2015-16 and have significant liquidity. Our priorities remain a balance of maintaining financial strength, holding our economically resilient STACK acreage position by production and capturing remaining acreage opportunities in the Anadarko Basin. At our current pace, we are accelerating the timing to full-field development and expect to be 100% held-by-production in STACK by the end of 2016. I am confident in our plan and its ability to continue delivering stockholder value.”

Second Quarter 2015 Results

For the second quarter, the Company recorded a net loss of $992 million, or $6.09 per diluted share (all per share amounts are on a diluted basis). The loss was primarily related to a full-cost ceiling test impairment of $1.5 billion ($958 million after-tax, or $5.88 per share). After adjusting for the effect of impairments, unrealized derivative losses, long-term debt redemption related costs and restructuring related costs, net income would have been $75 million, or $0.46 per share.

Revenues for the second quarter were $469 million. Net cash provided by operating activities before changes in operating assets and liabilities was $347 million.

Newfield’s total net production in the second quarter of 2015 was 14.1 million BOE, comprised of 51% oil, 14% natural gas liquids and 35% natural gas. Domestic production in the second quarter was 12.4 MMBOE. Newfield estimates that weather issues and third-party mid-stream curtailments in SCOOP during the second quarter negatively impacted net production by approximately 0.2 MMBOE.

2015 Production Guidance and Capital Investments

Newfield increased its 2015 domestic production guidance to 48.5 – 50.0 MMBOE (previous mid-point was 48.5 MMBOE). Total company net production guidance is expected to be 53. 5 – 55.0 MMBOE.

The Company’s 2015 capital budget was increased to $1.4 billion (previous budget was $1.2 billion). The increase relates to the recent addition of approximately 20,000 net acres in the Anadarko Basin, the quickening pace of drilling in SCOOP and STACK and the planned drilling and completion of 15 additional wells in STACK. Outside of the Anadarko Basin, the Company’s 2015 planned investments remain unchanged.

Additional planned drilling in STACK will reduce lease renewal costs by approximately $40 million. Newfield now expects its fourth quarter 2015 average net production in the Anadarko Basin to be more than 71,000 BOEPD (previous guidance was 68,000 BOEPD).

Complete operational highlights for the second quarter of 2015 can be found in @NFX.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. We focus on U.S. resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Texas. We also have offshore oil developments in China.

See “Explanation and Reconciliation of Non-GAAP Financial Measures” found after the financial statements in this release.

**This release contains forward-looking information. All information other than historical facts included in this release, such as information regarding estimated or anticipated drilling plans, planned capital expenditures, and estimated production, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability and cost of capital resources, new regulations or changes in tax legislation, labor conditions and severe weather conditions. In addition, the drilling of oil and natural gas wells and the production of hydrocarbons are subject to numerous governmental regulations and operating risks. Other factors that could impact forward-looking statements are described in "Risk Factors" in Newfield's 2014 Annual Report on Form 10-K and other subsequent public filings with the Securities and Exchange Commission, which can be found at www.sec.gov. Unpredictable or unknown factors, not discussed in this press release, could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

For additional information, please contact Newfield’s Investor Relations department.
Phone: 281-210-5321
Email: info@newfield.com

	2Q15 Actual
2Q15 Actual Results	Domestic	China	Total

Production/Liftings1
Crude oil and condensate (MMBbls)	5.5	1.7	7.2
Natural gas (Bcf)	29.8	—	29.8
NGLs (MMBbls)	2.0	—	2.0
Total (MMBOE)	12.4	1.7	14.1

Average Realized Prices2, 3
Crude oil and condensate (per Bbl)	$64.18	$60.24	$63.28
Natural gas (per Mcf)	3.50	—	3.50
NGLs (per Bbl)	19.17	—	19.17
Crude oil equivalent (per BOE)	$40.34	$60.24	$42.71

Operating Expenses:3
Lease operating (in millions)
Recurring	$50.5	$17.0	$67.5
Major (workovers, etc.)	$5.3	$0.1	$5.4

Lease operating (per BOE)
Recurring	$4.15	$10.38	$4.89
Major (workovers, etc.)	$0.43	$0.07	$0.39

Transportation and processing (in millions)	$51.5	$—	$51.5
per BOE	$4.22	$—	$3.72

Production and other taxes (in millions)	$16.5	$0.3	$16.8
per BOE	$1.35	$0.19	$1.21

General and administrative (G&A), net (in millions)	$49.4	$1.6	$51.0
per BOE	$4.09	$0.96	$3.72

Capitalized direct internal costs (in millions)			$(18.7)
per BOE			$(1.35)

Other operating expenses, net (in millions)			$2.9
per BOE			$0.21

Interest expense (in millions)			$46.1
per BOE			$3.34

Capitalized interest (in millions)			$(7.7)
per BOE			$(0.56)

Other non-operating (income) expense (in millions)			$22.4
per BOE			$1.62
____ Note 1: Represents volumes lifted and sold regardless of when produced. Includes natural gas produced and consumed in operations of 1.9 Bcf during the three months ended June 30, 2015.
Note 2: Average realized prices include the effects of derivative contracts. Excluding these effects, the average realized price for domestic and total natural gas would have been $2.36 per Mcf and the average realized price for our domestic and total crude oil and condensate would have been $47.59 per barrel and $50.49 per barrel, respectively. We did not have any derivative contracts associated with our NGL or China production as of June 30, 2015.

Note 3: All per unit pricing and expenses exclude natural gas produced and consumed in operations.

2015e Production, Cost and Expense Guidance

	Domestic	China		Total
Production:
Oil (Mmbls)	20.9 – 21.5	5.0		25.9 – 26.5
NGLs (Mmbls)	7.8 – 8.1	–		7.8 – 8.1
Natural gas (Bcf)	119 – 123	–		119 – 123
Total (MMboe)	48.5 – 50.0	5.0		53.5 – 55.0

Expenses ($ MM)1
LOE2	$258	$61		$319
Transportation	$200	–		$200
Production & other taxes	$65	$1		$66

General & administrative (G&A), net3	$196	$7		$203
Interest expense	$163	–		$163

Capitalized interest and direct internal costs	$(109)	$(1)		$(110)
Tax rate	37%	60	%4	42%

Note:  Based on $55 / $3 commodity prices in 2015 for oil and gas, respectively
1Cost and expenses are expected to be within 5% of the estimates above
2Total LOE includes recurring, major expense and non E&P operating expenses
3Net G&A excludes one-time expenses of an estimated $41mm associated with 1Q15 reduction in force and the announced reorganization
4Estimated China tax rate reflects a 25% taxation in-country, as well as an additional non-cash U.S. income tax of 35%, due to Newfield’s current tax position and its inability to utilize foreign tax credits.

3Q15e Production, Cost and Expense Guidance

	Domestic	China		Total
Production:
Oil (Mmbls)	5.3	1.3		6.6
NGLs (Mmbls)	2.1	–		2.1
Natural gas (Bcf)	31	–		31
Total (Mmboe)	12.4 – 12.6	1.3		13.7 – 13.9

Expenses ($ mm)1
LOE2	$66	$17		$83
Transportation	$51	–		$51
Production & other taxes	$18	–		$18

General & administrative (G&A), net3	$49	$2		$51
Interest expense	$36	–		$36

Capitalized interest and direct internal costs	$(26)	–		$(26)
Tax rate	37%	60	%4	44%

Note:  Based on $55 / $3 commodity prices in 2015 for oil and gas, respectively
1Cost and expenses are expected to be within 5% of the estimates above
2Total LOE includes recurring, major expense and non E&P operating expenses
33Q15e net G&A excludes an estimated $17mm associated with announced reorganization
4Estimated China tax rate reflects a 25% taxation in-country, as well as an additional non-cash U.S. income tax of 35%, due to Newfield’s current tax position and its inability to utilize foreign tax credits.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Oil, gas and NGL revenues	$469	$612	$818	$1,183

Operating expenses:
Lease operating	73	80	148	154
Transportation and processing	52	37	101	74
Production and other taxes	17	30	30	58
Depreciation, depletion and amortization	248	213	485	405
General and administrative	51	68	114	124
Ceiling test and other impairments	1,521	—	2,313	—
Other	3	3	7	5
Total operating expenses	1,965	431	3,198	820

Income (loss) from operations	(1,496)	181	(2,380)	363

Other income (expense):
Interest expense	(46)	(51)	(90)	(102)
Capitalized interest	8	13	15	26
Commodity derivative income (expense)	(10)	(174)	143	(270)
Other, net	(22)	1	(14)	3
Total other income (expense)	(70)	(211)	54	(343)

Income (loss) from continuing operations before income taxes	(1,566)	(30)	(2,326)	20

Income tax provision (benefit)	(574)	(8)	(854)	15
Income (loss) from continuing operations	(992)	(22)	(1,472)	5
Income (loss) from discontinued operations, net of tax	—	—	—	257
Net income (loss)	$(992)	$(22)	$(1,472)	$262

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$(6.09)	$(0.16)	$(9.55)	$0.03
Income (loss) from discontinued operations	—	—	—	1.89
Basic earnings (loss) per share	$(6.09)	$0.16	$(9.55)	$1.92
Diluted:
Income (loss) from continuing operations	$(6.09)	$(0.16)	$(9.55)	$0.03
Income (loss) from discontinued operations	—	—	—	1.87
Diluted earnings (loss) per share	$(6.09)	$0.16	$(9.55)	$1.90

Weighted-average number of shares outstanding for basic earnings (loss) per share	163	136	154	136

Weighted-average number of shares outstanding for diluted earnings (loss) per share	163	136	154	138

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)
	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$42	$14
Derivative assets	353	431
Other current assets	490	495
Total current assets	885	940

Oil and gas properties, net (full cost method)	6,134	8,232
Derivative assets	168	190
Other assets	271	236
Total assets	$7,458	$9,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Derivative liabilities	$5	$8
Other current liabilities	840	1,093
Total current liabilities	845	1,101

Other liabilities	46	45
Derivative liabilities	4	—
Long-term debt	2,450	2,892
Asset retirement obligations	187	183
Deferred taxes	669	1,484
Total long-term liabilities	3,356	4,604

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	2,403	1,567
Accumulated other comprehensive gain (loss)	(1)	(1)
Retained earnings	855	2,327
Total stockholders' equity	3,257	3,893
Total liabilities and stockholders' equity	$7,458	$9,598

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited, in millions)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(1,472)	$262
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation, depletion and amortization	485	437
Deferred tax provision (benefit)	(872)	153
Stock-based compensation	25	35
Unrealized (gain) loss on derivative contracts	101	184
Ceiling test and other impairments	2,313	—
Gain on sale of Malaysia business	—	(388)
Other, net	22	(2)
	602	681
Changes in operating assets and liabilities	(25)	52
Net cash provided by (used in) operating activities	577	733

Cash flows from investing activities:
Additions to oil and gas properties and other	(927)	(1,036)
Proceeds from sales of oil and gas properties	29	12
Proceeds received from sale of Malaysia business, net	—	809
Redemptions of investments	—	39
Net cash provided by (used in) investing activities	(898)	(176)

Cash flows from financing activities:
Net proceeds (repayments) under credit arrangements	(446)	(618)
Proceeds from issuance of senior notes	691	—
Repayment of senior subordinated notes	(700)	—
Proceeds from issuances of common stock, net	817	2
Other, net	(13)	—
Net cash provided by (used in) financing activities	349	(616)

Increase (decrease) in cash and cash equivalents	28	(59)
Cash and cash equivalents, beginning of period	14	95
Cash and cash equivalents, end of period	$42	$36

Explanation and Reconciliation of Non-GAAP Financial Measures
Earnings Stated Without the Effect of Certain Items

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts.

A reconciliation of earnings for the second quarter of 2015 stated without the effect of certain items to net income (loss) is shown below:

2Q15
(in millions)
Net Income (loss)	$(992)
Ceiling test and other impairments	1,521
Unrealized (gain) loss on derivative contracts(1)	133
Restructuring related costs and reduction in force	5
Premium on debt redemption	24
Unamortized debt issuance costs and discount from redemption	8
Income tax adjustment for above items	(624)
Earnings stated without the effect of the above items	$75

(1) The calculation of "Unrealized (gain) loss on derivative contracts" for the second quarter of 2015 is as follows:

2Q15
(in millions)
Commodity derivative income (expense)	$(10)
Cash payments (receipts) related to derivative contracts, net	(123)
Unrealized loss on derivative contracts	$(133)

Net Cash Provided by Operating Activities Before Changes in Operating Assets and Liabilities

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered an alternative to net cash provided by operating activities as defined by generally accepted accounting principles.

A reconciliation of net cash provided by operating activities to net cash provided by operating activities before changes in operating assets and liabilities is shown below:

2Q15
(in millions)
Net cash provided by operating activities	$372
Net change in operating assets and liabilities	(25)
Net cash provided by operating activities before changes in operating assets and liabilities	$347